UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
June 10, 2010

SCOLR Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100
Bothell, WA 98011
(Address of principal executive offices)

(425) 368-1050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of SCOLR Pharma, Inc. (the “Company”) held on June 10, 2010, two proposals were submitted to, and approved by, the stockholders of the Company. The stockholders elected six directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified.  The stockholders also ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.  The voting results on the two proposals were as follows:

ELECTION OF DIRECTORS

Nominee	For	Withheld	Broker Non-Votes
Marylou W. Arnett	15,893,009	435,628	23,096,570
Carl J. Johnson	15,923,116	405,521	23,096,570
Herbert L. Lucas, Jr.	15,926,016	402,621	23,096,570
Wayne L. Pines	15,702,506	626,131	23,096,570
Jeffrey B. Reich	15,946,293	382,344	23,096,570
Michael N. Taglich	15,732,204	596,433	23,096,570

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

	For	Against	Abstain
Grant Thornton LLP	39,162,423	108,608	154,176

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.
Dated: June 14, 2010	By:	/s/ Richard M. Levy
Chief Financial Officer